EXHIBIT 10.1

WINNEBAGO INDUSTRIES, INC.
INCENTIVE STOCK OPTION AGREEMENT

                A STOCK OPTION for a total of ________ Shares of Common Stock (“Shares”) of Winnebago Industries, Inc., an Iowa corporation, (the “Company”), is hereby granted to ___________________ (the “Participant”), on the date and at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of this Agreement and the Winnebago Industries, Inc. 2004 Incentive Compensation Plan (the “Plan”), a copy of which is attached hereto, and which is incorporated by reference herein. Capitalized terms used but not defined herein, have the same meaning herein as in the Plan.

                1.        OPTION PRICE.   The option price is $__________ for each Share.

                2.       EXERCISE OF OPTION.   The shares optioned hereunder shall accrue and the options shall be exercisable with respect to the shares included thereon as follows: ______ shares shall be exercisable on or after ______________,____, ________ shares shall be exercisable on or after ______________,____ and the remaining ________ shares shall be exercisable on or after ______________,____. This option may be exercised when installments accrue and at any time thereafter within a period of ten (10) years from the date of the grant of the option with respect to all or part of the shares covered by such installments. This option shall not be exercisable under any circumstances after the expiration of ten (10) years from the date this option is granted.

                3.        METHOD OF EXERCISING THE OPTION.

(a) Minimum Shares. This Option may be exercised in whole or in part, but not for less than 100 Shares at any one time, unless fewer than 100 Shares are then purchasable under the Option and the Option is then being exercised as to all such Shares.

(b) Written Notice. This Option may be exercised only by Participant or Participant’s legal representative as provided for in the Plan. This Option may be exercised by giving written notice to the Company, addressed to the attention of the Secretary of the Company. Such notice shall (i) be signed by the Participant or Participant’s legal representative entitled to exercise the Option and, if being exercised by any person other than Participant, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option; (ii) state the person(s) in whose name the stock certificates for such Shares is to be registered, and the street address and the tax identification or social security number of such person(s); (iii) specify the number of Shares then elected to be purchased with respect to the Option and the date of exercise thereof; (iv) contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as may be satisfactory to counsel for the Company, and (v) be accompanied by payment in full of the Option Price of the Shares to be purchased.

(c) Payment of Option Price. The Option Price upon exercise of this Option shall be payable to the Company in full either (i) in cash or its equivalent (acceptable cash equivalents shall be determined at the sole discretion of the Company); (ii) at the sole discretion of the Company and upon such terms and conditions as the Company shall approve, by any other method of payment as provided for in the Plan, or (iii) by a combination of (i) and (ii).

(d) Certificates. As promptly as practicable after receipt of such written notice, required representations, and payment, the Company shall cause to be issued and delivered to the Participant or Participant’s legal representative, certificates for the Shares so purchased, registered in the name as specified in the written notice and endorsed with any appropriate restrictive legends.

                4.       TRANSFERABILITY OF OPTION.   This Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In the event of the death of Participant, the Company shall deliver this Option and/or amounts payable to the executor or administrator of Participant’s estate or, if no executor or administrator has been appointed to the knowledge of the Company, the Company, in its sole discretion, may deliver this Option and/or amounts payable to the spouse or to any one or more dependents or relatives of Participant, or if no spouse, dependent may designate. This Option shall not be subject to any levy, attachment, execution or similar process. In the event of any transfer or levy of process upon the rights or interests hereby conferred, the Company may terminate this Option by written notice to Participant and it shall thereupon become null and void. This Agreement shall be binding upon the beneficiaries and legal representatives of Participant.

                5.       ADDITIONAL RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation, including, without limitation, the Internal Revenue Code of 1986, as amended, or regulations promulgated thereunder, or Section 16(b) of the Securities Exchange Act of 1934, as amended. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representation or warranty to the Company as may be required by applicable law or regulation or other restriction or agreement binding upon or otherwise affecting the Shares of the Company.

                6.       DATE OF GRANT. This Option is granted by the Company on this _____ day of ______________,____.

WINNEBAGO INDUSTRIES, INC.
By:

ACKNOWLEDGMENT

                Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions, thereof. Participant hereby agrees to accepting as binding, conclusive and final all decisions or interpretations of the Committee relating to the administration of the Plan.

Dated this ___________ day of ______________________, ______

Participant (Signature)

Name (please type or print)

Street Address

City	State	Zip Code

Social Security Number

Date of Birth